UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 30, 2004


                       SECURED DIGITAL APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                        0-25658               84-1357927
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)


            11 Jalan 51A/223 46100 Petaling Jaya, Selangor, Malaysia
               (Address of principal executive offices) (ZIP Code)


Registrant's telephone number, including area code:  011 (603) 7956 7026


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement
            ------------------------------------------

         On November 26, 2004, Secured Digital Applications (M) Sdn Bhd, a wholly-owned subsidiary of Secured Digital Applications, Inc., (the "Company"), signed a binding Letter of Intent ("LOI") to acquire a 51% ownership interest in MacAsia Sdn Bhd ("MacAsia") from Wan Chun Hung and Chye Ao Hsiang (together the "Founders"), for a purchase price of $650,000. Pursuant to the LOI, the Founders will provide a 12-month profit guarantee for the current business of MacAsia commencing from the date of closing, and such guaranteed profit shall be at least 20% above the profit achieved in 2004 audited accounts of MacAsia. The acquisition is expected to close by the end of December 2004.

         Prior to entering into the LOI, there were no material relationships between or among the Company or any of its affiliates, officers or directors, or associates of any such officers or directors, on the one hand, and the Founders or MacAsia or their respective affiliates, on the other.

         On November 30, 2004, the Company issued a press release announcing the signing of the LOI, a copy of which is attached hereto as Exhibit 99.1.


Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits
            ---------------------------------

(c) Exhibits.

99.1     Press Release dated November 30, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SECURED DIGITAL APPLICATIONS, INC.



                                By:/s/ Patrick Soon-Hock Lim
                                   ---------------------------------
                                   Name:  Patrick Soon-Hock Lim
                                   Title:  Chairman & Chief Executive Officer


Date:  November 30, 2004

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                                INDEX TO EXHIBITS

Exhibit No.         Description

    99.1            Press Release dated November 30, 2004.